   As filed with the Securities and Exchange Commission on December 22, 2000

                                                   Registration No.  333-_______

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                          --------------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                          --------------------------

                                SONICWALL, INC.

            (Exact name of registrant as specified in its charter)


       California                                       77-0270079
(State of incorporation)                    (I.R.S. Employer Identification No.)


                              1160 Bordeaux Drive
                          Sunnyvale, California 94089
             (Address of principal executive offices and zip code)

                          --------------------------

                            1998 Stock Option Plan

                       1999 Employee Stock Purchase Plan

                           (Full title of the Plans)

                          --------------------------

                                Sreekanth Ravi
                Chairman, President and Chief Executive Officer
                                SONICWALL, INC.
                              1160 Bordeaux Drive
                          Sunnyvale, California 94089
                                (408) 745-9600
(Name, address and telephone number, including area code, of agent for service)
                          --------------------------

                                   Copy to:

                            Jerrold F. Petruzzelli
                        Manatt, Phelps & Phillips, LLP
                        1001 Page Mill Road, Building 2
                          Palo Alto, California 94304
                                (650) 812-1300

===============================================================================================================
                                        CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                            Proposed           Proposed
   Title of Securities to be             Maximum            Maximum            Maximum            Amount of
           Registered                  Amount to be      Offering Price        Aggregate      Registration Fee
                                     Registered  (1)       Per Share        Offering Price
---------------------------------  ------------------ ------------------ ------------------- ------------------

1998 Stock Option Plan
    Common Stock, no par value      2,000,000 shares      $15.75 (2)        $31,500,000           $7,875

1999 Employee Stock Purchase
    Plan

    Common Stock, no par value        200,000 shares      $15.75 (2)        $ 3,150,000           $  788


             TOTAL                  2,200,000 shares                        $34,650,000           $8,663

____________________

(1) This Registration Statement shall also cover an indeterminate number of additional shares of Common Stock which may become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee, based on the average of the high and low selling prices per share of Registrant's Common Stock on December 20, 2000, as reported by the Nasdaq National Market.

                                    PART I

Item 1:  Plan Information.

        Not required to be filed with this Registration Statement.

Item 2:  Registrant Information and Employee Plan Annual Information.

        Not required to be filed with this Registration Statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (b) The Registrant's Form 10-Q for the quarters ended March 31, June 30 and September 30, 2000.

        (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on October 19, 1999, including any amendment or report filed for the purpose of updating such description.

        (d) The Registration Statement on Form S-8 (File No. 333-92619) filed on December 13, 1999.

        (e) The Registration Statement on Form S-8 (File No. 333-47020) filed on September 29, 2000.

        All other reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such reports.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

        Certain legal matters with respect to the legality of the issuance of the common stock registered hereby will be passed upon for the Registrant by Manatt, Phelps & Phillips, LLP in Palo Alto, California. As of the date of this Registration Statement, attorneys of Manatt, Phelps & Phillips, LLP beneficially own or control an aggregate of 155,000 shares of the Registrant's common stock.

Item 6.  Indemnification of Directors and Officers.

        Not required to be filed with this Registration Statement.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.

        4.1 Registrant's Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, File No. 333-85997, originally filed with the commission on August 27, 1999, as subsequently amended (the "Form S-1").

        4.2    Registrant's Restated Bylaws (incorporated by reference to
               Exhibit 3.2 of the Form S-1).

        4.3 Registrant's specimen stock certificate (incorporated herein by reference to Exhibit 4.1 of the Form S-1).

        5.1    Opinion of Manatt, Phelps & Phillips, LLP.

        23.1   Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit
               5.1).

        23.2   Consent of PricewaterhouseCoopers LLP independent accountants.

        24.1   Power of Attorney (see page 5).

        99.1 Registrant's 1998 Stock Option Plan (incorporated herein by reference to Exhibit 10.2 of the Form S-1).

        99.2 Registrant's 1999 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.3 of the Form S-1).

____________________

Item 9.  Undertakings.

        Not required to be filed with this Registration Statement.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 22nd day of December 2000.

                                                     SONICWALL, INC.

                                                 By:  /s/ Sreekanth Ravi
                                                     -----------------------
                                                     Chairman, President and
                                                     Chief Executive Officer

                               POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sreekanth Ravi and Michael J. Sheridan, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                              Title                                   Date
          ---------                              -----                                   ----
 /s/ Sreekanth Ravi                    President, Chief Executive                  December 22, 2000
-----------------------------
Sreekanth Ravi                         Officer and Director (Principal
                                       Executive Officer)

 /s/ Sudhakar Ravi                     Chief Technical Officer and                 December 22, 2000
-----------------------------
Sudhakar Ravi                          Director

 /s/ Charles Kissner                   Director                                    December 22, 2000
-----------------------------
Charles Kissner

 /s/ Robert M. Williams                Director                                    December 22, 2000
-----------------------------
Robert M. Williams

 /s/ David Shrigley                    Director                                    December 22,  2000
-----------------------------

David Shrigley
/s/ Ronald E. Heinz                    Chief Operating Officer,                    December 22, 2000
-----------------------------
Ronald E. Heinz                        Salt Lake City Division,
                                       and Director

 /s/ Michael J. Sheridan               Vice President,  Finance and Chief          December 22, 2000
-----------------------------
Michael J. Sheridan                    Financial Officer and Secretary
                                       (Principal Financial and
                                       Accounting Officer)

                               INDEX TO EXHIBITS

Exhibit
Number
------

        4.1 Registrant's Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, File No. 333-85997, originally filed with the commission on August 27, 1999, as subsequently amended (the "Form S-1").

        4.2    Registrant's Restated Bylaws (incorporated by reference to
               Exhibit 3.2 of the Form S-1).

        4.3 Registrant's specimen stock certificate (incorporated herein by reference to Exhibit 4.1 of the Form S-1).

        5.1    Opinion of Manatt, Phelps & Phillips, LLP.

        23.1   Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit
               5.1).

        23.2   Consent of PricewaterhouseCoopers LLP independent accountants.

        24.1   Power of Attorney (see page 5).

        99.1 Registrant's 1998 Stock Option Plan (incorporated herein by reference to Exhibit 10.2 of the Form S-1).

        99.2 Registrant's 1999 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.3 of the Form S-1).